Page 16 of 91 Pages


--------------------------------------------------------------------------------





                         SECURITIES PURCHASE AGREEMENT

                          dated as of January 10, 2000

                                     between

                         NEXUS TELOCATION SYSTEMS, LTD.

                                       and

                         THE PURCHASERS SET FORTH HEREIN






--------------------------------------------------------------------------------

                                                             Page 17 of 91 Pages


TABLE OF CONTENTS

                                                                            Page

Article 1      DEFINITIONS; CERTAIN REFERENCES.................................1
   Section 1.1      Definitions................................................1
   Section 1.2      Terms Generally............................................7

Article 2      CLOSING AND PAYMENT.............................................7
   Section 2.1      Time and Place of the Closings.............................7
   Section 2.2      Transaction at Closing.....................................8
   Section 2.3      Company Closing Deliveries.................................8

Article 3      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................10
   Section 3.1      Organization, Power, Authority, Etc.......................10
   Section 3.2      Due Authorization; No Conflicts...........................11
   Section 3.3      Validity, Etc.............................................11
   Section 3.4      Capitalization of the Company and Subsidiaries............11
   Section 3.5      Financial Statements......................................12
   Section 3.6      SEC Documents.............................................12
   Section 3.7      Contingent Liabilities....................................13
   Section 3.8      Absence of Certain Developments; No Material
                    Adverse Change............................................13
   Section 3.9      Approvals.................................................13
   Section 3.10     No Existing Violation, Default, Etc.......................13
   Section 3.11     Licenses, Etc.............................................14
   Section 3.12     Title to Properties.......................................14
   Section 3.13     Environmental Matters.....................................14
   Section 3.14     Taxes.....................................................14
   Section 3.15     Litigation................................................15
   Section 3.16     Indebtedness..............................................15
   Section 3.17     Finder's Fees.............................................15
   Section 3.18     Securities Law Matters....................................15
   Section 3.19     Intellectual Property Rights..............................16
   Section 3.20     Disclosure................................................16
   Section 3.21     Form F-3 Eligibility......................................16
   Section 3.22     Listing and Maintenance Requirements Compliance...........16
   Section 3.23     Transactions With Affiliates..............................17
   Section 3.24     Foreign Corrupt Practices.................................17
   Section 3.25     Year 2000 Compliance......................................17
   Section 3.26     Other Agreements..........................................17

                                                             Page 18 of 91 Pages




Article 4      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...............17
   Section 4.1      Organization, Good Standing, Power, Authority, Etc........18
   Section 4.2      No Conflicts; No Consents.................................18
   Section 4.3      Acquisition for Own Account...............................18
   Section 4.4      Investor Suitability......................................18
   Section 4.5      Disclosure of Information.................................18
   Section 4.6      Investment Experience.....................................19
   Section 4.7      Restricted Securities.....................................19
   Section 4.8      Finder's Fees.............................................19

Article 5      COVENANTS OF THE PARTIES.......................................19
   Section 5.1      Shareholders Meeting; Amended Articles....................19
   Section 5.2      Amendment/Waiver of Certain Agreements....................20
   Section 5.3      Legends...................................................20
   Section 5.4      Use of Proceeds...........................................21
   Section 5.5      No Inconsistent Agreements................................21
   Section 5.6      Information; Access.......................................22
   Section 5.7      Ordinary Course Brokerage and Trading.....................22
   Section 5.8      Publicity.................................................23
   Section 5.9      Other Actions.............................................23
   Section 5.10     Integration...............................................23
   Section 5.11     Preemptive Rights.........................................23
   Section 5.12     Major Decisions...........................................24
   Section 5.13     GWH Option Agreement Tax Indemnity........................25

Article 6      CONDITIONS TO THE SECOND CLOSING...............................25
   Section 6.1      Second Closing............................................25

Article 7      SURVIVAL AND INDEMNIFICATION...................................26
   Section 7.1      Survival Periods..........................................26
   Section 7.2      Indemnification by the Company............................26
   Section 7.3      Notification..............................................27

Article 8      MISCELLANEOUS..................................................28
   Section 8.1      Notices...................................................28
   Section 8.2      Fees and Expenses.........................................29
   Section 8.3      BVR Technologies, Ltd. Management Fee.....................29
   Section 8.4      Amendment; Waiver.........................................29
   Section 8.5      Severability..............................................29
   Section 8.6      Headings..................................................29
   Section 8.7      Entire Agreement..........................................29
   Section 8.8      Counterparts..............................................30
   Section 8.9      Assignment................................................30
   Section 8.10     Remedies..................................................30
   Section 8.11     Independent Nature of Purchasers'Obligations and Rights...30
   Section 8.12     Payment Set Aside.........................................30

                                                             Page 19 of 91 Pages

   Section 8.13     Third-Party Beneficiaries.................................31
   Section 8.14     Governing Law.............................................31
   Section 8.15     Submission to Jurisdiction; Waiver of Jury Trial..........31


   Schedules

   Schedule 1.1(a)                Option Waiver Agreement
   Schedule 1.1(b)                Voting Agreements
   Schedule 2.3(a)(xii)           Registration Rights Waivers
   Schedule 2.3(a)(xiii)          Preemptive Rights Waivers
   Schedule 3.1                   Subsidiaries
   Schedule 3.4                   Capitalization of the Company and Subsidiaries
   Schedule 3.6(e)                Material Agreements
   Schedule 3.7                   Contingent Liabilities
   Schedule 3.8                   Material Adverse Changes
   Schedule 3.10                  No Existing Violations, Defaults, Etc.
   Schedule 3.12                  Liens of Property
   Schedule 3.13                  Environmental Matters
   Schedule 3.14                  Taxes
   Schedule 3.15                  Litigation
   Schedule 3.16                  Indebtedness
   Schedule 3.17                  Finder's Fee
   Schedule 3.19                  Intellectual Property Rights
   Schedule 3.22                  Listing and Maintenance RequirementsCompliance
   Schedule 3.23                  Transactions With Affiliates



   Exhibits

   Exhibit A                      Purchasers
   Exhibit B                      AMR Warrant Agreement
   Exhibit C                      GWH Preferred Stock Purchase Agreement
   Exhibit D                      Registration Rights Agreement
   Exhibit E                      Shareholders' Agreement
   Exhibit F                      Stock Pledge Agreement
   Exhibit G                      Third Quarter Financials

                                                             Page 20 of 91 Pages

                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------


         SECURITIES PURCHASE AGREEMENT dated as of January __, 2000, between NEXUS TELOCATION SYSTEMS, LIMITED, a company organized under the laws of Israel (the "Company"), and the purchasers set forth on Exhibit A hereto (each, a
       -------                                       ---------
"Purchaser" and, collectively, the "Purchasers").
 ---------                          ----------


                                   WITNESSETH:


         WHEREAS, as of the date hereof, the Company has issued and outstanding 13,583,803 ordinary shares, nominal value NIS 0.01 per share (the "Ordinary
                                                                        --------
Shares"),  being 100% of the issued and outstanding share capital of the Company
------
as of such date;


         WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue to each Purchaser, and each Purchaser desires to purchase from the Company that number of Ordinary Shares as set forth herein; and


         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the Company and the Purchasers agree as follows:

                                   Article 1

                         DEFINITIONS; CERTAIN REFERENCES

Section 1.1  Definitions.  The terms defined in this Article 1, whenever used in
             -----------
this  Agreement,  shall have the  following  meanings  for all  purposes of this
Agreement:


                  "Act" means the  Securities  Act of 1933, as amended,  and the
                   ---
rules and regulations promulgated thereunder, as the same may be amended from time to time.


                  "Affiliate" of any specified Person means:
                   ---------

                  (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person; or

                  (b) any other Person which beneficially owns or holds ten percent or more of any class of the share capital normally entitled to vote in the election of directors of such specified Person; or

                  (c) any other Person of which ten percent or more of the share capital normally entitled to vote in the election of directors of such Person is beneficially owned or held by such specified Person or a subsidiary of such specified Person; or

                                                             Page 21 of 91 Pages

                  (d) any other Person who is a director or officer (i) of such specified Person; (ii) of any Subsidiary of such specified Person or (iii) of any Person described in paragraph (a) above; and

for purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement"   means  this   Securities   Purchase   Agreement,
                   ---------
including all exhibits and schedules attached hereto.


                  "AMR  Business"  means the  business  of the  Company  and its
                   -------------
Subsidiaries related to automated meter reading.


                  "AMR Shares"  means the ordinary  shares of Aptel to be issued
                   ----------
upon the exercise of the AMR Warrants.


                  "AMR Warrant  Agreement"  means the Share Purchase  Agreement,
                   ----------------------
dated the date hereof, entered into among the Company and the Purchasers, substantially in the form attached hereto as Exhibit B.


                  "AMR Warrants" means the Warrants required to be issued to the
                   ------------
Purchasers pursuant to the AMR Warrant Agreement.


                  "Annual Report" means the Company's Annual Report on Form 20-F
                   -------------
for the 1998 Fiscal Year, as filed with the SEC.


                  "Approval"  means  each  and  every  authorization,  approval,
                   --------
consent, license, filing and registration by, with or from any nation or state or other political subdivision thereof or by or with any regulatory or Governmental Authority of any nation or state or other political subdivision thereof, self-regulatory organization, stock exchange or stock market, or other party necessary to authorize or permit the execution, delivery or performance of this Agreement or any other Transaction Document or for the validity, enforceability or admissibility into evidence hereof or thereof.


                  "Aptel" means Aptel Ltd., a company  organized  under the laws
                   -----
of Israel.


                  "Business  Day" means any day which is  neither a Saturday  or
                   -------------
Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York and Tel-Aviv, Israel.


                  "Code" means the United States Internal  Revenue Code of 1986,
                   ----
as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.
References to sections of the Code also refer to any successor sections.


                  "Company"  shall have the  meaning  set forth in the  preamble
                   -------
hereto.

                                                             Page 22 of 91 Pages

                  "Dollars"  and the sign "$" mean  lawful  money of the  United
                   -------
States.


                  "Environmental  Laws"  shall  have the  meaning  set  forth in
                   -------------------
Section 3.13.


                  "Exchange Act" means the  Securities  Exchange Act of 1934, as
                   ------------
amended, and the rules and regulations promulgated thereunder.


                  "First  Closing"  shall have the  meaning set forth in Section
                   --------------
2.1(a).


                  "First  Closing  Date"  shall  have the  meaning  set forth in
                   --------------------
Section 2.1(a).


                  "First Closing Shares" means,  with respect to each Purchaser,
                   --------------------
the number of Ordinary Shares set forth beside such Purchaser's name on Part I of Exhibit A hereto.
   ---------


                  "Fiscal  Year"  means any  period of 12  consecutive  calendar
                   ------------
months ending on the Saturday closest to December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1999 Fiscal Year") refer to the Fiscal Year ending on the Saturday closest to December 31 occurring during such calendar year (or the preceding fiscal year in the event that the Saturday closest to December 31 of such Fiscal Year is in January).


                  "GAAP"  means   generally   accepted   accounting   principles
                   ----
consistently applied in Israel, unless any other jurisdiction is specified, in which case it shall be the equivalent set of accounting principles for such jurisdiction.


                  "Governmental    Authority"   means   any   court,   tribunal,
                   -------------------------
governmental department, agency, board or commission, regulatory authority, or other governmental body, subdivision or instrumentality.


                  "GWH" shall mean Global  Wireless  Holdings,  Inc., a Delaware
                   ---
corporation.


                  "GWH Investment" means the Company's  proposed  acquisition of
                   --------------
Series B perpetual convertible preferred stock of GWH pursuant to the terms of the GWH Preferred Stock Purchase Agreement.


                  "GWH Option Agreement" means the GWH Option  Agreement,  dated
                   --------------------
the date hereof, entered into among GWH, Global Wireless Communications, L.P. and the Purchasers, relating to the granting by GWH to the Purchasers of an option to purchase GWH Series B Convertible Preferred Stock.


                  "GWH   Preferred   Stock   Purchase   Agreement"   means   the
                   ----------------------------------------------
Subscription Agreement dated the date hereof, between the Company and GWH, substantially in the form attached hereto in Exhibit B, relating to the purchase by Nexus of shares of GWH Series B Convertible Preferred Stock.


                  "Indebtedness" shall mean (i) any obligation of the Company or
                   ------------
any Subsidiary of the Company, contingent or otherwise, which under GAAP is required to be shown on the balance sheet of the Company or such Subsidiary as a liability and (ii) any guaranty or similar obligation by the Company or any of its Subsidiaries of the indebtedness of any Person. Any obligation secured by a

                                                             Page 23 of 91 Pages

Lien on, or payable out of the proceeds of or production from, property of the Company or any Subsidiary of the Company shall be deemed to be indebtedness even though such obligation is not assumed by the Company or Subsidiary.



                  "Indebtedness   for   Borrowed   Money"  shall  mean  (a)  all
                   -------------------------------------
Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company or any Subsidiary of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, and (c) all such Indebtedness guaranteed by the Company or any Subsidiary of the Company or for which the Company or any Subsidiary of the Company is otherwise contingently liable by contract.


                  "Instrument"   means  any  contract,   agreement,   indenture,
                   ----------
mortgage, security, document or writing under which any obligation is evidenced, assumed or undertaken, or any Security Interest is granted or perfected.


                  "Intellectual  Property  Rights"  shall have the  meaning  set
                   ------------------------------
forth in Section 3.20.


                  "Investment   Agreements"   means  this   Agreement  and  each
                   -----------------------
Instrument to be executed or delivered pursuant hereto including, without limitation, the AMR Warrant Agreement, the Registration Rights Agreement, the Shareholders' Agreement and the Stock Pledge Agreements.


                  "Last Closing Date" means the Second Closing Date,  unless the
                   -----------------
Second  Closing  shall fail to occur,  in which case it means the First  Closing
Date.


                  "Lead Investor" means QEG-NTS  Holdings LLC;  provided that to
                   -------------
the extent that QEG-NTS Holdings LLC transfers any of the Shares to any of Quantum Emerging Growth Fund, N.V. or its affiliates (such term shall include any funds managed by Soros Fund Management LLC or any of its affiliates), then the term "Lead Investor" shall collectively refer to QEG-NTS Holdings LLC and such other entities.


                  "Liabilities" shall have the meaning set forth in Section 7.2.
                   -----------


                  "Licenses" shall have the meaning set forth in Section 3.11.
                   --------


                  "Lien" shall mean any  mortgage,  pledge,  security  interest,
                   ----
encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the laws of any relevant jurisdiction and including any lien or charge arising by statute or other law.


                  "Material  Adverse Effect" means a material  adverse effect on
                   ------------------------
the assets, results of operations, business, prospects or condition (financial or otherwise) of the specified entity and its Subsidiaries, if any, taken as a whole.

                                                             Page 24 of 91 Pages

                  "Memorandum  and  Articles  of  Association"  shall  mean  the
                   ------------------------------------------
Memorandum and Articles of Association of the Company dated April 17, 1994, in effect as of the date hereof, and as amended, supplemented or restated from time to time.

                  "New  Securities"  means  any  type of  equity  shares  of the
                   ---------------
Company, rights, options or warrants to purchase such equity shares, and securities of any type whatsoever that are, or may become, convertible into equity shares; provided that New Securities shall not include (i) securities issued upon conversion of any outstanding rights, options or warrants or other securities, outstanding on the date hereof, convertible into equity shares as disclosed by the Company to the Purchasers in the schedules to this Agreement;
(ii) Ordinary Shares or options to purchase Ordinary Shares issued to employees, consultants or directors of the Company pursuant to a plan approved by the Board of Directors of the Company; and (iii) securities issued to any strategic investor which are expected to substantially benefit the business of the Company; provided that no determination shall be made with respect to whether a potential investor qualifies as a strategic investor within the meaning of this sentence without the prior written consent of the Lead Investor, which consent shall not be unreasonably withheld.


                  "NIS" means New Israeli Shekel, the lawful money of Israel.
                   ---

                  "Option Waiver  Agreements" means the agreements  entered into
                   -------------------------
between the Company and the holders of options, warrants and convertible debentures attached hereto as Schedule 1.1(a).


                  "Ordinary  Shares"  shall  have the  meaning  set forth in the
                   ----------------
recitals hereto.


                  "Person"  means  any  natural   person,   corporation,   firm,
                   ------
association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.


                  "Purchase  Price" means,  with respect to each Purchaser,  (i)
                   ---------------
with respect to the First Closing, the amount set forth beside such Purchaser's name on Part I of Exhibit A hereto, payable by such Purchaser to the Company at
                  ---------
the First Closing for the purchase of the First Closing Shares and (ii) with respect to the Second Closing, the amount set forth beside such Purchaser's name on Part II of Exhibit A hereto, payable by such Purchaser to the Company at the
              ---------
Second Closing for the purchase of the Second Closing Shares.


                  "Purchaser" or  "Purchasers"  shall have the meaning set forth
                   ---------       ----------
in the preamble  hereto;  provided that to the extent that QEG-NTS  Holdings LLC
                          --------
transfers any of the Shares to any of Quantum Emerging Growth Fund, N.V. or its affiliates (such term shall include any funds managed by Soros Fund Management LLC or any of its affiliates), then the term "Purchasers" shall include QEG-NTS Holdings LLC and such other entities.


                  "Registration  Rights Agreement" means the Registration Rights
                   ------------------------------
Agreement, dated the date hereof, entered into among the Company and the Purchasers, substantially in the form attached hereto in Exhibit D.
                                                         ---------


                  "Required  Approvals"  shall  have the  meaning  set  forth in
                   -------------------
Section 5.1.

                                                             Page 25 of 91 Pages

                  "Required Registrar Approval" shall have the meaning set forth
                   ---------------------------
in Section 5.1.


                  "Required  Shareholder  Approval"  shall have the  meaning set
                   -------------------------------
forth in Section 5.1.


                  "SEC" means the U.S. Securities and Exchange Commission.
                   ---


                  "SEC Documents"  means all documents filed by the Company with
                   -------------
the SEC since January 1, 1994.


                  "Second  Closing"  shall have the meaning set forth in Section
                   ---------------
2.1(b).


                  "Second  Closing  Date"  shall have the  meaning  set forth in
                   ---------------------
Section 2.1(b).


                  "Second Closing Shares" means, with respect to each Purchaser,
                   ---------------------
the number of Ordinary Shares set forth beside such Purchaser's name on Part II of Exhibit A hereto.
   ---------

                  "Security Interest" means any mortgage, pledge, hypothecation,
                   -----------------
assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), or any financing lease involving substantially the same economic effect as any of the foregoing.


                  "Shares"  means (i)  prior to the  Second  Closing,  the First
                   ------
Closing Shares and (ii) upon the Second Closing, the First Closing Shares and the Second Closing Shares.


                  "Shareholders'  Agreement" means the Shareholders'  Agreement,
                   ------------------------
dated the date  hereof,  entered  into among the Company,  the  Purchasers,  BVR
Technologies Ltd, CLAL Industries and Investments, CLAL Industries and Technologies (1997) Ltd. and CLAL (Israel) Ltd., substantially in the form attached hereto in Exhibit E.
                   ---------


                  "Stock Pledge  Agreement"  means the Stock Pledge  Agreements,
                   -----------------------
dated the date hereof, entered into between the Company and each of the Purchasers, substantially in the form attached hereto as Exhibit F.
                                                         ---------


                  "Subsidiary"  means, as to any Person, (a) any corporation 51%
                   ----------
or more of the outstanding share capital of which having ordinary voting power for the election of directors is owned directly or indirectly by such Person and
(b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has 51% or more of an equity interest at the time.


                  "Taxes"  shall mean all taxes,  assessments  or other  charges
                   -----
payable to or imposed by any Governmental Authority, including without limitation, income, estimated income, business, occupation, franchise, gross receipts, profits, real property, personal property, sales, use, transfer, gains, registration, value-added, alternative or add-on minimum, commercial rent or withholding taxes, including any interest, penalty or addition thereto, whether disputed or not.

                                                             Page 26 of 91 Pages

                  "Tax Return" shall mean Tax returns, declarations, statements,
                   ----------
reports, schedules, forms and information returns and any amendments thereto.


                  "Third Quarter Financials" shall have the meaning set forth in
                   ------------------------
Section 3.5.


                  "Transaction  Documents" means (i) the Investment  Agreements,
                   ----------------------
(ii) the GWH Preferred Stock Purchase Agreement and each Instrument, to be executed or delivered pursuant to the GWH Preferred Stock Purchase Agreement, including, without limitation, the certificate of designation, (iii) the Option Waiver Agreements and the Voting Agreements and (iv) the waivers delivered by the Company at the First Closing pursuant to Section 2.3(a)(xii) and 2.3(a)(xiii) hereto.


                  "Transaction  Expenses"  means  the  reasonable  out-of-pocket
                   ---------------------
expenses of the Purchasers or any of their respective Affiliates (whether or not incurred prior to the date hereof), including without limitation, the fees, disbursements and other reasonable expenses of lawyers, accountants, actuaries, appraisers, consultants and any other advisors thereto, arising out of or relating to the discussion, evaluation, negotiation, documentation and closing or potential closing of the transactions contemplated by the Investment Agreements, without regard to whether or not such transactions are consummated.


                  "United  States" or "U.S." means the United States of America,
                   --------------      ----
its 50 states and the District of Columbia.


                  "Voting  Agreements" means the agreements,  attached hereto as
                   ------------------
Schedule  1.1(b),  entered  into between the Company and the holders of Ordinary
----------------
Shares in connection with the Required Shareholder Approval.


                  "Year  2000  Problem"  shall  have the  meaning  set  forth in
                   -------------------
Section 3.26.

Section 1.2 Terms Generally.  The definitions in Section 1.1 shall apply equally
            ---------------
to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.


                                   Article 2

                               CLOSING AND PAYMENT

Section 2.1       Time and Place of the Closings
                  ------------------------------

          (a) First Closing.  The initial closing (the "First  Closing") for the
              -------------                             --------------
transactions contemplated in Section 2.2(a) shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, immediately following the execution hereof and on the date and simultaneously with the time of the first closing contemplated by the GWH Preferred Stock Purchase Agreement (provided that solely for purposes of
                                        --------
determining the temporal order of the First Closing and the first closing contemplated by the GWH Preferred Stock Purchase Agreement, the First Closing shall be deemed to have occurred immediately prior to the first closing contemplated by the GWH Preferred Stock Purchase Agreement), or on such other date and/or at such other place as the parties shall mutually agree (the "First
                                                                           -----
Closing Date").
------------

                                                             Page 27 of 91 Pages




          (b)  Second   Closing.   The  second  closing  for  the   transactions
               ----------------
contemplated in Section 2.2(b) (the "Second Closing") shall take place on a date
                                     --------------
mutually acceptable to the parties as soon as reasonably practicable following the receipt of the Required Approvals on the date and simultaneously with the time of the second closing contemplated by the GWH Preferred Stock Purchase Agreement (provided that solely for purposes of determining the temporal order
            --------
of the Second Closing and the second closing contemplated by the GWH Preferred Stock Purchase Agreement, the Second Closing shall be deemed to have occurred immediately prior to the second closing contemplated by the GWH Preferred Stock Purchase Agreement), but in no event later than March 15, 2000 (the "Second
                                                                          ------
Closing Date").
------------

Section 2.2       Transaction at Closing.
                  ----------------------

          (a) First  Closing.  At the First  Closing,  subject  to the terms and
              --------------
conditions of this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company the First Closing Shares. The Purchase Price with respect to each Purchaser shall be payable by wire transfer in immediately available funds to an account or accounts previously designated in writing by the Company at least two Business Days prior to the First Closing Date. At the First Closing, the Company shall deliver, or cause to be delivered, to each Purchaser certificates representing the First Closing Shares and each Purchaser or its nominee shall be registered as the owner of the First Closing Shares in the Company's membership registry, and each Purchaser shall pay to the Company the Purchase Price.

          (b) Second Closing.  At the Second  Closing,  subject to the terms and
              --------------
conditions of this Agreement, including, without limitation, Article 6, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company the Second Closing Shares. The Purchase Price with respect to each Purchaser shall be payable by wire transfer in immediately available funds to an account or accounts previously designated in writing by the Company at least two Business Days prior to the Second Closing Date. At the Second Closing, the Company shall deliver, or cause to be delivered, to each Purchaser certificates representing the Second Closing Shares and each Purchaser or its nominee shall be registered as the owner of the First Closing Shares in the Company's membership registry, and each Purchaser shall pay to the Company the Purchase Price.

Section 2.3       Company Closing Deliveries.
                  --------------------------

         (a) First Closing. At the First Closing,  the Company shall deliver, or
             -------------
cause to be delivered, to each Purchaser the following:

               (i) Share certificates with respect to the First Closing Shares;

               (ii) The opinion of Yigal Arnon & Co. as Israeli counsel to the Company, in form and substance satisfactory to Purchasers;

                                                             Page 28 of 91 Pages


               (iii) The opinion of Yigal Arnon & Co., as Israeli counsel to Aptel, in form and substance satisfactory to the Purchasers;

               (iv) The opinion of Carter, Ledyard & Milburn, as U.S. counsel to the Company, in form and substance satisfactory to Purchasers;

               (v) The opinion of Carter, Ledyard & Milburn, as U.S. counsel to Aptel, in form and substance satisfactory to Purchasers;

               (vi) The AMR Warrant Agreement and the Warrants required to be issued to the Purchasers thereunder at the First Closing;

               (vii) The Shareholders' Agreement;

               (viii) The Voting Agreements;

               (ix) The Option Waiver Agreements;

               (x) The Registration Rights Agreement;

               (xi) The GWH Preferred Stock Purchase Agreement and related certificate of designation;

               (xii) Waivers in form and substance satisfactory to the Lead Investor from parties currently entitled to registration rights with respect to at least 4 million shares of the Company's Ordinary Shares (attached hereto as
Schedule  2.3(a)(xii))  whereby  each such  party  waives  (A) its  "piggy-back"
---------------------
registration rights with respect to the Shares that the Company is required to register on behalf of the Purchasers pursuant to the Registration Rights Agreement and (B) any provisions of the agreements granting the above-listed parties registration rights which conflict with the provisions of the Registration Rights Agreement;

               (xiii) Waivers in form and substance satisfactory to the Lead Investor (attached hereto as Schedule 2.3(a)(xiii)) from each of (A) CLAL
                                 ----------------------
Industries and Investments,  (B) CLAL Industries and  Technologies  (1997) Ltd.,
(C) Global Wireless Communications, L.P. and (D) Global Wireless Holdings, Inc. with respect to any preemptive or similar rights with respect to the securities of the Company, or any similar right to participate in or preclude the transactions contemplated by this Agreement or any other Transaction Document;

               (xiv) The opinion of Golfarb, Levy, Eran & Co., as Israeli tax counsel to the Company, in form and substance satisfactory to the Lead Investor;

               (xv) Pre-Ruling of Israeli income tax authority with respect to non-taxability upon disposition of the Shares by the Purchasers;

               (xvi) Consent of Bank Hapoalim to granting of pledge pursuant to the Stock Pledge Agreements;

                                                             Page 29 of 91 Pages


               (xvii) Consent of the Investment Center with respect to the purchase of the Shares hereunder;

               (xviii)  Consent of the Office of Chief Scientist with respect to
(A) the purchase of the Shares hereunder (B) the issuance of the AMR Warrants;

               (xix) The Stock Pledge Agreements and certificates representing the shares of Series B Convertible Preferred Stock required to be delivered to each Purchaser thereunder at the First Closing;

         (b) Second Closing.  At the Second Closing,  the Company shall deliver,
             --------------
or cause to be delivered, to each Purchaser the following:

               (i) Share certificates with respect to the Second Closing Shares;

               (ii) The Warrants required to be issued to the Purchasers under the AMR Warrant Agreement at the Second Closing;

               (iii) The Articles of Association of the Company amended and approved as contemplated in Section 5.1 hereof;

               (iv) Evidence of the Required Registrar Approval;

               (v) A certificate of a duly authorized executive officer of the Company, to the effect that the conditions specified in Article 6 have been satisfied as of the Second Closing Date;

               (vi) Certificates representing the shares of Series B Convertible Preferred Stock required to be delivered to each Purchaser under the Stock Pledge Agreements at the Second Closing; and

               (vii) Such other documents as the Purchasers shall reasonably request.

                                   Article 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


                  The Company hereby makes the following representations and warranties to the Purchasers, each of which is true and correct on the date hereof and, except as otherwise expressly set forth in the Agreement, shall be true and correct as of the Second Closing Date:

Section 3.1 Organization,  Power, Authority,  Etc. The Company is a company duly
            --------------------------------------
organized and validly existing under the laws of Israel; each Subsidiary of the Company is listed on Schedule 3.1 and is duly organized and validly existing
                     -------------
under the laws of its jurisdiction of incorporation; each of the Company and each Subsidiary of the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, except, with respect to foreign jurisdictions, where the failure to be so qualified or licensed and in good

                                                             Page 30 of 91 Pages


standing would not have a Material Adverse Effect on the Company; and the Company and each of its Subsidiaries has full power and authority to own and hold under lease its property and to conduct its business substantially as presently conducted by it. The Company has full power and authority to enter into and perform its obligations under this Agreement and each other Transaction Document executed or to be executed by it.

Section 3.2 Due Authorization;  No Conflicts.  The execution and delivery by the
            --------------------------------
Company of this Agreement, each other Transaction Document and each other certificate or document executed or to be executed by it, the performance by the Company of its obligations hereunder and thereunder and the issuance of the Ordinary Shares by the Company pursuant to this Agreement (A) have been duly authorized by all necessary corporate proceedings, except, with respect to the Second Closing, for the Required Approvals, on the part of the Company (and no other corporate proceedings or actions on the part of the Company or its board of directors or shareholders are necessary therefor), (B) do not require any Approval, except, with respect to the Second Closing, for the Required Approvals, which has not been obtained, (C) do not and will not conflict with, result in any violation of, or constitute any default under, any provision of the Memorandum and Articles of Association of the Company, any provision of any material Instrument of the Company or any Subsidiary of the Company or any present law, governmental regulation or rule of any stock market applicable to the Company, any Subsidiary of the Company or any of its or their assets, properties or operations or any court decree or order applicable to the Company, any Subsidiary of the Company or its or their assets, properties or operations and will not, other than as specifically contemplated by the Transaction Documents, result in or require the creation or imposition of any Security Interest on any of the properties of the Company or any Subsidiary of the Company pursuant to any material Instrument or result in the acceleration of any Indebtedness of the Company or any of its Subsidiaries.

Section  3.3  Validity,   Etc.  This  Agreement  constitutes,   and  each  other
              ----------------
Transaction Document executed by the Company will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.4  Capitalization of the Company and Subsidiaries.  The authorized and
             ----------------------------------------------
issued share capital of the Company and each of its Subsidiaries and the ownership thereof is as set forth on Schedule 3.4(a). At the First Closing and
                                      ---------------
the Second Closing, all of the Shares will be duly authorized and, the Shares, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of all Liens and shall be quoted on Nasdaq. Except as set forth on Schedule 3.4(b), there are no outstanding (A) securities
                       ---------------
or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any shares of the share capital of the Company or any of its Subsidiaries, (B) warrants, rights or options to subscribe for or purchase from the Company or any of its Subsidiaries any shares of the share capital or any such convertible or exchangeable securities or obligations or (C) obligations of the Company or any of its Subsidiaries to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. Except as set forth on Schedule 3.4(c), no person has
                                               ----------------

                                                             Page 31 of 91 Pages


preemptive or similar rights with respect to the securities of the Company or any of its Subsidiaries, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document. Except as set forth on Schedule 3.4(d), the Company has not granted or agreed to grant to any
         ---------------
Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority which have not been satisfied.

Section 3.5 Financial Statements.  The audited consolidated financial statements
            --------------------
and related schedules and notes included in the SEC Documents comply in all material respects with the requirements of the Exchange Act and the Act, were prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in shareholders' equity of the Company and its consolidated Subsidiaries at the dates and for the periods presented. The unaudited consolidated financial statements for the period ending September 30, 1999 attached hereto as Exhibit G (the "Third Quarter Financials"), fairly
                          ---------        --------------------------
present, in all material respects, the consolidated financial condition, results of operations, and changes in shareholders' equity of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to year-end audit adjustments (consisting only of normal recurring accruals), have been prepared in accordance with GAAP applied on a consistent basis except as otherwise stated therein and have been prepared on a basis consistent with that of the audited financial statements referred to above except as otherwise stated therein.

Section 3.6       SEC Documents.
                  -------------

     (a) The Company has delivered or made available to the Purchasers true and complete copies of: (i) the Annual Report, (ii) any other reports filed under cover of Form 6-K filed with the SEC since December 31, 1998, and (iii) all other SEC Documents.

     (b) As of its filing date, each SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) referred to in (a) above, filed, as amended or supplemented, if applicable, pursuant to the Exchange Act (i) complied in all material respects with the applicable requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) Each registration statement (including all exhibits and schedules thereto and documents incorporated by reference therein) referred to in clause
(a)(iii) filed, as amended or supplemented, if applicable, pursuant to the Act, as of the date such statement or amendment became or will become effective (i) complied in all material respects with the applicable requirements of the Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

                                                             Page 32 of 91 Pages


     (d) The Company has delivered or made available to the Purchasers true and complete copies of all correspondence between the SEC and the Company or its legal counsel, accountants or other advisors since January 1, 1998. The Company is not aware of any issues raised by the SEC with respect to any of the SEC Documents, other than those disclosed to the Purchaser pursuant to this Section 3.6(d).

     (e) Except as set forth on Schedule  3.6(e),  all  agreements  to which the
                                ----------------
Company or any Subsidiary of the Company is a party or to which the property or assets of the Company or any Subsidiary of the Company are subject and which are required to be filed as exhibits to the SEC Documents, including agreements entered into after December 31, 1998, have been filed as exhibits to the SEC Documents as required and neither the Company nor any Subsidiary of the Company nor, to the Company's knowledge, any other party is in breach of any such agreement and all such agreements, including any agreements listed on Schedule 3.6(e), are in full force and effect.

Section 3.7  Contingent  Liabilities.  Except as set forth on Schedule 3.7 or as
             -----------------------                          ------------
fully reflected or reserved against in the financial statements included in the Annual Report, or disclosed in the footnotes contained in such financial statements, the Company and its Subsidiaries have no material liabilities (including tax liabilities), absolute or contingent.

Section 3.8 Absence of Certain  Developments;  No Material  Adverse Change.
            --------------------------------------------------------------
Except as disclosed (i) in the Third Quarter Financials, (ii) the SEC Documents filed prior to the First Closing Date, or (iii) as set out in Schedule 3.8,
                                                                  -------------
since the end of the 1998 Fiscal Year, (A) the Company and its Subsidiaries have not incurred any material liability, guarantee or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that could reasonably be expected to result in a Material Adverse Effect on the Company;
(B) the Company and its Subsidiaries have not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (C) there has been no material change in the Indebtedness of the Company and its Subsidiaries, and no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries (other than dividends or distributions declared, paid or made by a wholly owned Subsidiary of the Company on any class of its shares); (D) neither the Company nor any of its Subsidiaries has made (nor does it propose to make) (i) any material change in its accounting methods or practices or (ii) any material change in the depreciation or amortization policies or rates adopted by it, in either case, except as may be required by law or applicable accounting standards; and (E) there has been no event causing a Material Adverse Effect on the Company, nor any developments that could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

Section  3.9  Approvals.  Except for the  Required  Approvals,  no  Approval  is
              ---------
required to be obtained by the Company or any Subsidiary of the Company for the consummation of the transactions contemplated by this Agreement or by any of the Transaction Documents, which has not already been obtained.

Section 3.10 No Existing Violation,  Default, Etc. None of the Company or any of
             -------------------------------------
the Company's Subsidiaries is in violation of (A) its memorandum or articles of association, articles of incorporation, by-laws or other organization documents

                                                             Page 33 of 91 Pages

or (B)  except as set forth on  Schedule  3.10,  any  applicable  material  law,
                                --------------
ordinance, administrative, governmental, stock exchange or stock market rule or regulation, or (C) except as set forth on Schedule 3.10, any material order,
                                           --------------
decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any such Subsidiary. Except as disclosed on
Schedule 3.10, no material event of default or event that, but for the giving of
-------------
notice or the lapse of time or both, would constitute a material event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement or any of the Transaction Documents, will exist under any Instrument to which the Company or any of the Company's Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject.

Section 3.11 Licenses, Etc. The Company and each of its Subsidiaries possess all
             --------------
material certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted ("Licenses"), and there is no proceeding pending, or, to the knowledge of the
  --------
Company, threatened, relating to the revocation, modification, suspension or cancellation of any License. Neither the Company nor any of the Subsidiaries is in conflict with or default or violation of any License.

Section  3.12 Title to  Properties.Except  as set forth on  Schedule  3.12,  the
              --------------------                          --------------
Company and its Subsidiaries have good and marketable title to all material properties (real and personal) owned by the Company and any such Subsidiary that are necessary for the conduct of the business of the Company and such Subsidiaries as currently conducted, free and clear of any Lien that may materially interfere with the conduct of the business of the Company and such Subsidiaries, taken as a whole, and all material properties held under lease by the Company or the Subsidiaries are held under valid, subsisting and enforceable leases.

Section 3.13  Environmental  Matters.  Except as set forth on Schedule 3.13, the
              ----------------------                          -------------
Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii)
                                                     -------------------
have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in material compliance with all terms and conditions of any such permits, licenses or other approvals.

Section  3.14 Taxes.  The Company and all of its  Subsidiaries  have each timely
              -----
filed all Tax Returns required by law to have been filed by it and paid all Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Each Tax Return filed by the Company or any of its Subsidiaries correctly and accurately reflects the amount of its liability for Taxes thereunder in all material respects and makes all material disclosures required by applicable provisions of law. Except as set forth in Schedule 3.14, neither the Company nor
                                          -------------
any of its  Subsidiaries  has been advised that any of its Tax Returns have been

                                                             Page 34 of 91 Pages


or are being audited as of the date hereof, and no deficiency assessment or proposed adjustment of Taxes of each of the Company or any of its Subsidiaries has been threatened. There are no liens for Taxes upon any of the assets of the Company or any of its Subsidiaries, except for Taxes not yet otherwise due or payable. The Company and each of its Subsidiaries has taken all reasonable and customary steps to ensure that it has complied with all applicable Tax laws and Tax regulations of any Governmental Authority which affect the operation, properties, financial condition, operating results or business prospects of the Company or such Subsidiary to which the Company or such Subsidiary may otherwise be subject. None of the Company's Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

Section  3.15  Litigation.  Except as set forth on  Schedule  3.15,  there is no
               ----------                           --------------
pending action, suit, proceeding, arbitration or investigation against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Company or any such Subsidiaries is responsible by way of indemnity or otherwise, (A) that is required under the Exchange Act to be described in the SEC Documents and was not so described, (B) that questions the validity of this Agreement or any of the other Transaction Documents or any action to be taken pursuant to this Agreement or any of the other Transaction Documents, or (C) that would individually, or in the aggregate with all other such actions, suits, investigations or proceedings, reasonably be expected to have, a Material Adverse Effect on the Company or an adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the Transaction Documents; and, to the best knowledge of the Company, except as set forth on Schedule 3.15, no such actions, suits,
                                        --------------
proceedings or investigations are threatened or contemplated.

Section 3.16  Indebtedness.  Schedule  3.16  contains a true and complete  list,
              ------------   --------------
including the names of the parties thereto, of all debt instruments, loan agreements, indentures, guaranties or other obligations, whether written or oral, exceeding $10,000 in amount, relating to (i) Indebtedness for Borrowed Money or (ii) money loaned to others by the Company or its Subsidiaries. All of the aforesaid items are valid and binding, in full force and effect and are enforceable in accordance with their respective terms and there exists no breach or default, or any event which with notice or lapse of time or both, would constitute a breach or default by any party thereto. All of the Company's and each Subsidiary's Indebtedness for Borrowed Money, as required by GAAP, is disclosed on the balance sheet contained in the Company's most recent Annual Report.

Section  3.17  Finder's  Fees.  No broker,  finder or other party is entitled to
               --------------
receive from the Company, any of its Subsidiaries or any other Person any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement for which the Purchasers could have any liability or responsibility.

Section 3.18  Securities Law Matters.  Neither the Company nor any person acting
              ----------------------
on its behalf has, in connection with the sale of the Shares or the granting of the AMR Warrants, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (B) (assuming the accuracy of the Purchaser's representations in Section 4.3) any action involving a public offering within the meaning of Section 4(2) of the Act, or (C) (assuming the accuracy of the Purchaser's representations in Section 4.3) any action that would require the registration under the Act of the offering and sale of the Shares pursuant to this Agreement, the granting of the AMR Warrants or the issuance to the Purchasers of the AMR Shares, or that would

                                                             Page 35 of 91 Pages


violate applicable state securities or "blue sky" laws. The Company has not made and will not make, directly or indirectly, any offer or sale of Ordinary Shares, the AMR Warrants or the AMR Shares or of securities of the same or a similar class as the Ordinary Shares, the AMR Warrants or the AMR Shares if, as a result, the offer and sale of the Ordinary Shares or the granting of the AMR Warrants or the issuance to the Purchasers of the AMR Shares contemplated hereby or by the AMR Warrant Agreement could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.

Section 3.19 Intellectual  Property Rights. The Company and its Subsidiaries own
             -----------------------------
or possess adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, "Intellectual Property Rights") which are necessary for use in
                 ------------------------------
connection with their respective businesses as now conducted and as described in the SEC Documents. Except as set forth on Schedule 3.19, none of the Company's
                                           -------------
Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. Neither the Company nor any of its Subsidiaries has infringed or is infringing on any of the Intellectual Property Rights of any Person and, there is no claim, action or proceeding which has been made or brought or alleged against, or to the Company's knowledge, is being made, brought or threatened against, the Company or its Subsidiaries regarding the infringement of any of the Intellectual Property Rights, and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

Section  3.20  Disclosure.  No  representation  or  warranty  contained  in this
               ----------
Agreement, the schedules or exhibits hereto, the Transaction Documents or information appearing in any writing furnished by the Company to the Purchasers or their representatives pursuant hereto or in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. To the best of the Company's knowledge, there is no fact which the Company has not disclosed to the Purchasers in writing which is reasonably likely to have a Material Adverse Effect or is reasonably likely to adversely affect the ability of the Company to perform its obligations under this Agreement or the Transaction Documents.

Section  3.21  Form  F-3  Eligibility.  The  Company  is  eligible  to  register
               ----------------------
securities (including the Shares) for resale with the SEC under Form F-3 (or any successor form) promulgated under the Act.

Section 3.22 Listing and  Maintenance  Requirements  Compliance.  The  principal
             --------------------------------------------------
market on which the Ordinary Shares are currently traded is Nasdaq. Except as disclosed on Schedule 3.22, the Company has not in the three years preceding the date hereof received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Ordinary Shares are or have been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or

                                                             Page 36 of 91 Pages


exchange. The Company is not aware of any facts which would reasonably lead to delisting or suspension of the Ordinary Shares by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Company is and will be in compliance with all such maintenance requirements.

Section 3.23 Transactions With Affiliates. Except as set forth on Schedule 3.23,
             ----------------------------                         -------------
none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section  3.24 Foreign  Corrupt  Practices.  Neither the Company,  nor any of its
              ---------------------------
Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee form corporate funds, (iii) violated (or is in violation of) any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.25 Year 2000 Compliance.  Other than those  modifications  the cost of
             --------------------
which is not material, there are no modifications required to any of the Company's Intellectual Property Rights in order for such property to contain no deficiencies relating generally to formatting for entering dates (commonly referred to and referred to herein as the "Year 2000 Problem"). The Company's and each Subsidiaries' Intellectual Property Rights are susceptible to all necessary modification and the Company has adequate personnel and consultants under contract to so timely modify its own Intellectual Property Rights. The Company is not aware of any inability on the party of any customer, insurance company or service provider with which the Company transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem.

Section 3.26 Other Agreements. The Company has not, directly or indirectly, made
             ----------------
any agreements with any Purchasers relating to the terms and conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. The Company has made available to Purchasers copies of all Transaction Documents.

                                    Article 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


                  Each Purchaser hereby, severally but not jointly, represents and warrants to the Company that:

                                                             Page 37 of 91 Pages


Section 4.1 Organization,  Good Standing,  Power, Authority, Etc. Each Purchaser
            -----------------------------------------------------
is validly organized and existing and in good standing under the laws of its jurisdiction of organization and has the full corporate power and authority to execute and deliver this Agreement and each of the other Investment Agreements to which it is a party, as applicable, and to perform its obligations hereunder and thereunder. Each Purchaser has taken all action required by law, its organizational documents or otherwise required to be taken by it to authorize the execution and delivery of this Agreement and the other Investment Agreements to which it is a party and the consummation of the transactions contemplated to be performed by it hereby and thereby. This Agreement constitutes, and each other Investment Agreement executed by each Purchaser will, on the due execution and delivery thereof, constitute, the legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.2 No Conflicts;  No Consents.  Neither the execution and delivery
            --------------------------
of this Agreement nor the consummation by each Purchaser of the purchase contemplated hereby will (A) conflict with, or result in any violation of, or constitute any default under, any provision of its organizational documents, (B) violate any statute or law or any judgment, order, writ, injunction, decree, rule or regulation applicable to such Purchaser or (C) violate, conflict with, or result in a breach of any material Instrument of such Purchaser.

Section 4.3  Acquisition  for Own  Account.  The Shares and the AMR Warrants are
             -----------------------------
being acquired by each Purchaser for its own account and not with a view to or for sale or other disposition in connection with, any distribution of all of the Shares or AMR Warrants, or any part thereof in any transaction that would be in violation of the Act or the securities laws of any state; without prejudice, however, to the rights of each Purchaser at all times to sell or otherwise dispose of all or any part of the Shares or AMR Warrants under an effective registration statement under the Act or under an exemption from such registration available under the Act, or to pledge all or any part of the Shares or AMR Warrants to secure any obligation of such Purchaser.

Section 4.4 Investor Suitability.  Each Purchaser is an "accredited investor" as
            --------------------
such term is defined in Rule 501 under the Act.

Section 4.5 Disclosure of Information.  Each Purchaser  acknowledges  that it or
            -------------------------
its representatives have been furnished with all information regarding the Company and its business, assets, results of operations and financial condition that such Purchaser has requested. Each Purchaser further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, and financial condition and the terms and conditions of the issuance of the Shares and AMR Warrants; however, no representations or warranties have been made by the Company except as are set forth in this Agreement and the other Transaction Documents. Nothing contained in this Section 4.5 and no investigation by Purchasers shall in any way affect the Purchasers' right to rely upon the Company's representations and covenants contained in this Agreement and the other Transaction Documents.

                                                             Page 38 of 91 Pages



Section 4.6 Investment Experience. Purchasers each represent that they have suc
            ---------------------
knowledge, experience and skill in evaluating and investing in ordinary shares, options and other securities, based on actual participation in financial, investment and business matters, so that they are each capable of evaluating the merits and risks of an investment in the Shares and receipt of the AMR Warrants and have such knowledge, experience and skill in financial and business matters that they are each capable of evaluating the merits and risks of the investment in the Company and the suitability of the Shares and AMR Warrants as an investment and can bear the economic risk of an investment in the Shares and AMR Warrants.

Section 4.7 Restricted Securities. Purchasers understand that the Shares and th
            ---------------------
AMR Warrants will not have been registered pursuant to the Act or any applicable state securities laws, that the Shares and the AMR Warrants will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares and the AMR Warrants cannot be sold or otherwise disposed of without registration under the Act or an exemption therefrom. In this connection, Purchasers each represent that they are familiar with Rules 144 and 144A promulgated under the Act, as currently in effect, and understand the resale limitations imposed thereby and by the Act. Stop transfer instructions may be issued to the respective transfer agents for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares and the AMR Warrants, but only to the extent customary for securities which are "restricted securities." The Company shall also be entitled to request an opinion of counsel to the Purchaser, reasonably acceptable in form and substance to the Company, that a transfer of the Shares and the AMR Warrants, other than pursuant to an effective registration statement, does not require registration under the Act.

Section  4.8  Finder's  Fees.  No broker,  finder or other  party is entitled to
              --------------
receive from any Purchaser, any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement for which the Company could have any liability or responsibility.

                                   Article 5

                            COVENANTS OF THE PARTIES

Section 5.1  Shareholders  Meeting;  Amended  Articles.  As soon as  practicable
             -----------------------------------------
following the First Closing Date but in no event later than March 15, 2000, the Company shall cause:

     (a) an extraordinary general meeting of the shareholders of the Company to take place in order to approve the amendment of the Company's Articles of Association to provide for:

     i.   the increase of the share  capital of the Company  necessary to permit
          (A) the issuance of the Shares in the Second Closing and (B) the exercise of all of the outstanding convertible securities of the Company;

                                                             Page 39 of 91 Pages


     ii. the right of the Lead Investor to appoint one member to the board of directors of the Company until such time as (A) the Lead Investor holds less than (x) 2,000,00 Shares purchased by it hereunder if the Second Closing shall not have occurred and (y) 3,500,000 Shares purchased by it hereunder if the Second Closing shall have occurred or
          (B) the Purchasers, in the aggregate, hold less than 10% of the outstanding share capital of the Company; and

     iii. the right of the Lead Investor to assign its right in clause (ii) above (with the consent of the Company not to be unreasonably withheld) to a transferee so long as (A) the Lead Investor transfers to such transferee not less than (x) 2,000,000 Shares purchased by the Lead Investor hereunder if the Second Closing shall not have occurred or (y) 3,500,000 Shares purchased by the Lead Investor hereunder if the Second Closing shall have occurred; provided that such transferee
                                                   --------
          shall only have the right to appoint a director to the board of directors of the Company as long as (A) the transferee holds more than
          (x) 2,000,000 Shares purchased by it from the Lead Investor if the Second Closing shall not have occurred or (y) 3,500,000 Shares purchased by it from the Lead Investor if the Second Closing shall have occurred and (B) the Purchasers, including such transferee, in the aggregate, hold more than 10% of the outstanding share capital of the Company;

(Clauses  (i),  (ii) and (iii) are  collectively  referred  to as the  "Required
                                                                        --------
Shareholder Approval").
--------------------

     (b) the amendments to Articles of Association contemplated by paragraph (a) above to be approved by the Registrar of Companies in Israel (the "Required
                                                                        --------
Registrar  Approval" and together with the Required  Shareholder  Approval,  the
-------------------
"Required Approvals").
 ------------------

Section 5.2 Amendment/Waiver of Certain Agreements.  The Company shall not amend
            --------------------------------------
or waive, or permit the amendment or waiver of, any of the Option Waiver Agreements and/or the Voting Agreements or any of the waivers obtained pursuant to Section 2.3(a)(xii) and (xiii). The Company shall take all necessary action to enforce the provisions of such agreements and waivers.

Section 5.3       Legends.
                  -------
(a) Each  Purchaser  agrees to the  imprinting,  so long as is  required by this
Section 5.3(a), of the following legend on the Shares:


THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS

                                                             Page 40 of 91 Pages


AMENDED, AND UNDER ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

(b) The Shares shall not contain the legend set forth above (or any other legend) (i) at any time while a registration statement is effective under the Act covering such security, (ii) if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the staff of the SEC) or (iii) if the Shares may be sold pursuant to Rule 144. The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing the Shares, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request and delivery of such certificate or certificates to the Company by such Purchaser, reissue to such Purchaser such certificate or certificates free of any legend.

Section 5.4       Use of Proceeds.
                  ---------------

     (a) The sum of (A) the aggregate Purchase Price of $12,900,000 received in respect of the First Closing and (B) the aggregate purchase price of $2,025,000 to be received by Aptel at the First Closing for the issuance of the AMR Warrants, shall be used by the Company (i) to pay the approximate $8.9 million purchase price in connection with the first closing under the GWH Preferred Stock Purchase Agreement and (ii) for working capital in an aggregate amount of approximately $3,000,000 and the remainder by Aptel to invest in developing its AMR Business.

     (b) The sum of (A) the aggregate Purchase Price of $8,600,000 received in respect of the Second Closing and (B) the aggregate purchase price of $1,350,000 to be received by Aptel at the Second Closing for issuance of the AMR Warrants, shall be used by the Company (i) to pay the purchase price of approximately
$5.95 million in connection with the second closing under the GWH Preferred Stock Purchase Agreement and (ii) for working capital in an aggregate amount of approximately $2,000,000 and the remainder by Aptel to invest in developing the AMR Business.


     (c) The Company may apply the proceeds to such other purposes or in such other amounts as the Lead Investor may agree in writing, such consent not to be unreasonably withheld.

Section 5.5 No Inconsistent  Agreements.  The Company and its Subsidiaries shall
            ---------------------------
not enter into any Instrument, or enter into any amendment or other modification to any currently existing Instrument, restricting the Company's ability to perform any of its obligations under this Agreement or restricting the Company's rights or obligations under any of the other Transaction Documents. The Company shall not, while the GWH Option Agreement is in effect, amend or waive any provisions of the GWH Preferred Stock Purchase Agreement or the related certificate of designation, or exercise any registration rights under the GWH Preferred Stock Purchase Agreement, without the prior written consent of the Lead Investor. The Company shall not, following exercise by the Purchasers of the option granted pursuant to the GWH Option Agreement, vote to amend or waive any provisions of the certificate of designation with respect to the Series B

                                                             Page 41 of 91 Pages


Convertible Preferred Stock of GWH without the prior written consent of the Lead Investor. In addition, the Purchasers agree among themselves that, in the event of a transfer of shares of GWH Series B Convertible Preferred Stock to any of the Purchasers pursuant to the Stock Pledge Agreements prior to the exercise by the Purchasers of the option under the GWH Option Agreement, no such Purchaser shall exercise any registration rights that it may have under the GWH Preferred Stock Purchase Agreement as a result of such transfer, without the prior written consent of the Lead Investor.

Section 5.6       Information; Access.
                  -------------------

     (a) So long as any Purchaser owns any of the Shares, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) with the SEC and with any U.S. or foreign stock exchange or stock market on which any securities of the Company are listed, the information, documents and other reports that are required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has or is required to have a class of securities registered under the Exchange Act and whether or not the Company is then subject to the reporting requirements of the Exchange Act, at the time the Company is or would be required to file the same with the SEC and, promptly after the Company is or would be required to file such reports, information or documents with the SEC, and so long as the Purchasers hold in the aggregate at least 5% of the outstanding Ordinary Share capital of the Company, to mail copies of such reports, information and documents (including any registration statements filed with the SEC (without exhibits)) to such Purchasers at their addresses set forth in the register maintained by the transfer agent of the Company therefor.

     (b) So long as the Lead Investor owns at least 5% of the outstanding Ordinary Share capital of the Company, the Company shall furnish to the director designated by the Lead Investor (or to such other person designated by the Lead Investor if no such director has been designated) as soon as practicable upon the request of the Lead Investor reasonable access during normal business hours to the Company's and its Subsidiaries' properties, books, contracts and records and personnel and advisors (who will be instructed by the Company to cooperate) and the Company shall (and shall cause each of the Subsidiaries to) furnish promptly to the director designated by the Lead Investor (or to such other person designated by the Lead Investor if no such director has been designated) all information concerning its business, properties, tax matters and personnel as the Lead Investor may reasonably request. Each Purchaser will keep, and will cause their respective representatives to keep, all information and documents obtained pursuant to this Section 5.6(b) confidential except to the extent otherwise publicly disclosed by the Company.

Section 5.7 Ordinary  Course  Brokerage and Trading.  Subject to compliance with
            ---------------------------------------
all applicable securities laws and Nasdaq regulations, no Purchaser shall be prohibited from engaging in its ordinary course brokerage and trading activities in respect of the Company's Ordinary Shares; provided that the personnel engaged
                                             --------
in such activities have not been involved with the transactions contemplated hereby and have not been provided with confidential information with respect to the Company.

                                                             Page 42 of 91 Pages

Section 5.8  Publicity.  Each  Purchaser  and the Company will consult with each
             ---------
other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by the Transaction Documents and the GWH Investment and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law and provided that each Purchaser shall be entitled to disclose information with respect to its investment in the Company on any reports such Purchaser furnishes to its investors.

Section 5.9 Other  Actions.  Each of the Company  and the  Purchasers  agrees to
            --------------
execute and deliver such other documents and take such other acts, as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the other Transaction Documents. At any time that any party hereto is in breach of any representation, warranty, covenant or agreement in this Agreement or any of the other Transaction Documents, such party shall inform the other parties of such breach, and shall take all actions necessary to mitigate the adverse effects of such breach; provided that in no event will disclosure of
                                    --------
a breach relieve the breaching party from any of its obligations or affect the rights of any other party hereto or be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

Section 5.10  Integration.  The Company shall not sell, offer to sell or solicit
              -----------
offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Shares or the grant of the AMR Warrants in a manner that would require the registration under the Act of the sale of the Shares or the grant of the AMR Warrants to any Purchaser or cause the offering of such securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

Section 5.11      Preemptive Rights.
                  -----------------

     (a) Until the third anniversary of the First Closing Date, the Company hereby grants to each Purchaser the right to purchase a pro rata share of all New Securities which the Company may, from time to time, propose to sell and issue. A Purchaser's pro rata share, for purposes of this right, is the ratio of the number of Ordinary Shares owned by such Purchaser on a fully diluted basis immediately prior to the issuance of New Securities, to the total number of Ordinary Shares of the Company issued and outstanding on a fully diluted basis immediately prior to the issuance of New Securities.

     (b) If a Purchaser  does not or does not fully  exercise  its rights  under
Section 5.11(a), the remaining Purchasers shall be entitled to purchase a pro rata share of all such unclaimed New Securities. A Purchaser's pro rata share, for purposes of this Section 5.11(b), is the ratio of the number of Ordinary Shares owned by such Purchaser immediately prior to the issuance of New Securities, to the total number of Ordinary Shares owned by the Purchasers at such time.

     (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser prior written notice of its intention, describing the type of New Securities, their price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have 14 days

                                                             Page 43 of 91 Pages

after any such notice is delivered to agree to purchase its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and the other Purchasers. The Company shall provide the Purchasers reasonable opportunity to exercise their rights under
Section 5.11(b) above.

     (d) Whether or not a Purchaser exercises its rights granted in Section 5.11(a) within said 14 day period (or longer to the extent required to provide the Purchasers reasonable opportunity to exercise their rights under Section 5.11(b)), the Company shall have 60 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days from the date of said agreement) to sell the New Securities for which each such Purchaser's right set forth in this Section
5.11 was or was not exercised, at a price and upon terms no more favorable than what was offered in the Company's notice pursuant to Section 5.11(a). In the event the Company has not sold the New Securities within said 60-day period or entered into an agreement to sell the New Securities in accordance with the foregoing 60-day period from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Purchasers in the manner provided in Section 5.11(a) and 5.11(b).

Section 5.12 Major Decisions. At all times until the earlier to occur of (i) the
             ---------------
Lead Investor holds less than (x) 2,000,000 Shares purchased by it hereunder if the Second Closing shall not have occurred and (y) 3,500,000 Shares purchased by it hereunder if the Second Closing shall have occurred or (ii) the Purchasers, in the aggregate, hold less than 15% of the outstanding Ordinary Share capital of the Company, without either the prior written consent of the Lead Investor or the affirmative vote of the Purchaser Nominee (as defined in the Shareholders' Agreement) in connection with any resolutions of the Board of Directors of the Company, the Company shall not, and shall ensure that each of its Subsidiaries does not:

     (a) enter into any merger or consolidation with or into any other entity or the sale, lease or other disposition of any material asset to any other entity;

     (b) invest in research and/or development an amount in excess of $4 million in any twelve (12) month period from the date of the First Closing until the third anniversary of the date of the First Closing;

     (c) make capital expenditures (including the acquisition of assets outside the ordinary course of business) in an amount in excess of $3 million in any twelve (12) month period from the date of the First Closing until the third anniversary of the date of the First Closing;

     (d) have outstanding at any time Indebtedness for Borrowed Money (excluding convertible securities currently owned by BVR Technologies, Ltd.) in excess of $10 million; or

     (e) authorize the issuance of Ordinary Shares or options or warrants to purchase Ordinary Shares issuable to employees, consultants or directors of the Company pursuant to a plan approved by the Board of Directors of the Company which at any time (after taking into account all Ordinary Shares and options and

                                                             Page 44 of 91 Pages


warrants to purchase Ordinary Shares then issued under all other such plans) exceeds 15% of the fully diluted Ordinary Share capital of the Company.

Section 5.13 GWH Option  Agreement Tax  Indemnity.  In addition to the indemnity
             ------------------------------------
provided for in Article 7, the Company hereby covenants to indemnify and hold harmless each of the Purchasers for the entirety of any amount required to be paid by any such Purchaser, upon exercise of the option granted pursuant to the GWH Option Agreement, to any Israeli Tax authority with respect to any Taxes. Any indemnity payment made hereunder shall be increased by the amount of the such Purchaser's Tax cost (as defined below). The amount of such Purchaser's Tax cost shall be equal to the amount of the income (or present value of any decreased depreciation or amortization deductions) resulting from the receipt of such indemnity payment, multiplied by the highest marginal income tax rate, U.S. or foreign, imposed on such Purchaser. For the purpose of this section, present values will be computed using the midterm applicable federal rate existing at the time the obligation arises as the discount rate.

                                   Article 6

                        CONDITIONS TO THE SECOND CLOSING

Section 6.1 Second  Closing.  The  obligations  of each of the  Purchasers to be
            ---------------
discharged under this Agreement at the Second Closing are subject to satisfaction of the following conditions at or prior to the Second Closing (unless expressly waived in writing by such Purchaser at or prior to the Second Closing):

         (a) First Closing. The First Closing shall have occurred;
             -------------

         (b)  Accuracy of the  Company's  Representations  and  Warranties.  The
              ------------------------------------------------------------
representations and warranties of the Company set forth in this Agreement and in the Investment Agreements shall be true and correct in all material respects as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties made as of a specific date);

         (c)  Performance  by the  Company.  The Company  shall have  performed,
              ----------------------------
satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or before the Second Closing Date;

         (d) Closing  Deliveries.  The Company  shall have  delivered  the items
             -------------------
specified in Section 2.3(b);

         (e)  Required  Waivers.  The  waivers  obtained  pursuant  to  Sections
              -----------------
2.3(a)(xii) and (xiii) shall be in full force and effect through the Second Closing Date;

         (f) Registration  Statements for the Shares. The registration statement
             ---------------------------------------
with respect to the Shares shall have been filed with the Commission; and, if on or prior to the Second Closing Date such registration statement has been declared effective under the Securities Act, such registration statement shall

                                                             Page 45 of 91 Pages


not be subject to any stop order and shall not be subject to any suspension pursuant to the Registration Rights Agreement, and no stop order shall be pending or threatened as at the Second Closing Date;

         (g) GWH  Closing.  The second  closing  under the GWH  Preferred  Stock
             ------------
Purchase Agreement shall occur simultaneously with the Second Closing as contemplated by Section 2.1(b) hereof; and

         (h)  No  Order.  No  Governmental   Authority  or  court  of  competent
              ---------
jurisdiction shall have enacted, issued, promulgated, enforced or entered into any statute, rule regulations, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement or the Transaction Documents illegal or otherwise prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their
               --------   -------
reasonable best efforts to have any such order or injunction vacated.


                                   Article 7

                          SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival Periods.  All representations  and warranties  contained in
            ----------------
this Agreement shall survive until the fourth anniversary of the Last Closing Date, regardless of any investigation made by or on behalf of any Person, except that the representations and warranties contained in Section 3.4 (Capitalization) shall survive indefinitely. Notwithstanding the preceding sentence, if notice of a bona fide claim for indemnity hereunder asserted before a court of competent jurisdiction shall have been given to the party against whom such indemnity may be sought prior to the time at which a claim under such representation or warranty would otherwise terminate pursuant to the preceding sentence, such claim shall survive such time. The covenants and agreements contained in this Agreement shall survive the Last Closing Date without limit, except to the extent specifically limited by their terms.

Section 7.2  Indemnification  by the Company.  In addition to all other sums due
             -------------------------------
hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees and disbursements of counsel) or other liabilities ("Liabilities") resulting
                                                        -----------
from any breach of any covenant, agreement, representation or warranty of the Company in this Agreement or any other Transaction Document or any legal, administrative or other actions brought by any person or entity, proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of such Purchaser entering into this Agreement or any other Transaction Document; provided, however, that the Company shall not
                                   --------  -------
be liable under this Section 7.2: (i) for any amount paid in settlement of claims without its consent (which consent shall not be unreasonably withheld),
(ii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from a breach by such Purchaser of any representation, warranty, covenant or agreement of such Purchaser contained in this Agreement or any other Transaction Document or the gross negligence or

                                                             Page 46 of 91 Pages


willful misconduct of such Purchaser or (iii) to any individual Purchaser (including such Purchaser's Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons) for any amounts in excess of the aggregate Purchase Price paid by such Purchaser hereunder; provided that the limitation on indemnification under this clause
            --------
(iii) shall not apply to the Company's indemnification obligations under the Registration Rights Agreement or the AMR Warrant Agreement. If and to the extent that the indemnification as provided under this Article 7 is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligations of the Company to indemnify for Liabilities as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party.

Section 7.3  Notification.  Each  indemnified  party under this  Article 7 will,
             ------------
promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company and each other Purchaser in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such indemnified party except to the extent that the Company is actually and materially prejudiced by such failure to give notice. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that either may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any
                                                    --------   -------
indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which the Company and an indemnified party are, or are reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the expense of the Company and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (i) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (ii) any conflict or potential conflict of interest exists between the Company and such indemnified party that would make such separate representation advisable in the view of the indemnified party; provided, however, that (1) any such separate counsel employed by the
        --------   -------
indemnified party at the expense of the Company shall be reasonably satisfactory to the Company, (2) the indemnified party will not, without the prior written consent of the Company, settle, compromise or consent to the entry of any judgment in such action or proceeding unless such settlement, compromise or consent includes an unconditional release of the Company from all liability arising or that may arise out of such action or proceeding relating to any matter subject to indemnification hereunder and (3) in no event shall the Company be required to pay fees and expenses under this Article 7 for more than one firm of attorneys representing the indemnified parties in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that it will not, without the prior written consent of the Purchasers, and the Purchasers agree that they will not, without the prior written consent of the Company, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to any matter subject to indemnification hereunder unless such settlement, compromise or consent includes an unconditional release of the Purchasers or the Company, as the case may be, and each other indemnified party from all liability arising or that may

                                                             Page 47 of 91 Pages

arise out of such claims, action or proceeding. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.


                                   Article 8

                                  MISCELLANEOUS

Section 8.1 Notices. All notices or other communications given or made hereunder
            -------
shall be validly given or made if in writing and delivered by facsimile transmission or in person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).
                  If to the Company:

                  Nexus Telocation Systems, Limited
                  6B Tfutzot Israel Street
                  Givatayim 53583, Israel
                  Facsimile:  (011) 972-3-571-9698
                  Attention: Ariel Poppel

                  with a copy to:

                  Yigal Arnon & Co.
                  3, Daniel Frisch Street
                  Tel-Aviv 64731
                  Israel
                  Facsimile: (011) 972-3-608-7713
                  Attention: Eran Ilan, Adv.

                  If to the Purchasers:

                  At their respective addresses set forth
                  on Exhibit A hereto
                     ---------
                  if to the Lead Investor, with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York 10022
                  Facsimile: (212) 872-1002
                  Attention: Patrick J. Dooley, Esquire

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.

                                                             Page 48 of 91 Pages


Section 8.2 Fees and  Expenses.  The  Company  agrees to pay to the Lead
            ------------------
Investor the Transaction Expenses of the Lead Investor and its Affiliates, up to an aggregate of $125,000. Subject to the aggregate limit in the preceding sentence, the Company shall pay to the Lead Investor at each of the First Closing and the Second Closing those Transaction Expenses incurred by the Lead Investor and its Affiliates up to such time as notified to the Company by the Lead Investor prior to each such closing. The Lead Investor may set-off such Transaction Expenses due under this Section 8.2 against the aggregate Purchase Price paid by the Lead Investor. Except as otherwise provided in the preceding sentence, each party hereto will be responsible for their respective expenses incurred in connection with the transactions contemplated by this Agreement and the other Transaction Documents. If the Second Closing does not occur due to the failure of the conditions set out in Section 6 to be satisfied, the Company shall promptly pay to the Lead Investor, upon notice from the Lead Investor, any unpaid Transaction Expenses incurred by the Lead Investor and its Affiliates in connection with this Agreement and the Investment Agreements. The Lead Investor shall, upon the request of the Company, provide the Company with a statement of the Transaction Expenses incurred by the Lead Investor and its Affiliates.

Section 8.3 BVR Technologies,  Ltd. Management Fee. The Company shall pay to BVR
            --------------------------------------
Technologies, Ltd. a management fee of $50,000 in consideration for services rendered by BVR Technologies, Ltd. to the Company in connection with the negotiation and execution of this Agreement and the other Transaction Documents.

Section 8.4 Amendment;  Waiver.  No provision of this Agreement may be waived or
            ------------------
amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom a waiver of any such provision is sought. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision or any other provision or as a waiver of the provision itself.

Section 8.5  Severability.  If any term,  provision,  covenant or restriction of
             ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the provision held to be invalid, illegal or unenforceable.

Section 8.6 Headings.  The index and article and section headings herein are for
            --------
convenience only and shall not affect the construction hereof.

Section 8.7 Entire Agreement. This Agreement and the other Investment Agreements
            ----------------
embody the entire agreement between the parties relating to the subject matter hereof and any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Purchasers, or between or among any of their agents, representatives, parents, Subsidiaries,

                                                             Page 49 of 91 Pages


Affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof are of no further force and effect.

Section 8.8 Counterparts.  This Agreement may be executed in counterparts,  each
            ------------
of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

Section 8.9 Assignment. All covenants and agreements contained in this Agreement
            ----------
by or on behalf of the parties hereto shall bind, and inure to the benefit of, the respective successors and assigns of the parties hereto. The rights and obligations of the Company may not be assigned without the prior written consent of the Purchasers.

Section  8.10  Remedies.  In addition to being  entitled to exercise  all rights
               --------
provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement or the other Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 8.11  Independent  Nature of  Purchasers'  Obligations  and Rights.  The
              ------------------------------------------------------------
obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 8.12 Payment Set Aside.  To the extent that the Company  makes a payment
             -----------------
or payments to the Purchasers hereunder or pursuant to the Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                                             Page 50 of 91 Pages



Section  8.13  Third-Party  Beneficiaries.  Except for Article 7 with respect to
               --------------------------
indemnified parties, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 8.14 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
             -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section  8.15  Submission  to  Jurisdiction;  Waiver of Jury Trial.  Each of the
               ---------------------------------------------------
Company and the Purchasers hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York for purposes of all legal proceedings which may arise hereunder or under any other Transaction Documents. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered certified mail, postage prepaid, to its address specified in Section 8.1 or in any other manner permitted by law. THE COMPANY AND THE PURCHASERS (AND ANY PERSON CLAIMING THROUGH THEM OR PURSUANT TO THIS AGREEMENT) HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE PURCHASER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER'S ENTERING INTO THIS AGREEMENT. The Company hereby irrevocably designates Nexus America (1998) Inc., as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement or any other Investment Agreement. It is expected that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth in Section 8.1, but the failure of the Company to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered certified mail, postage prepaid, to the Company at such address. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                                                             Page 51 of 91 Pages




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                                  NEXUS TELOCATION SYSTEMS, LTD.


                                                  By:___________________________
                                                  Name:
                                                  Title:




                                                  QEG-NTS HOLDINGS LLC


                                                  By:___________________________
                                                  Name:
                                                  Title:




                                                  HAPOALIM ELECTRONICS
                                                  COMMUNICATIONS LTD.


                                                  By:_________________________
                                                  Name:
                                                  Title:




                                                  BVR TECHNOLOGIES LTD.


                                                  By:___________________________
                                                  Name:
                                                  Title:





                                                  ______________________________
                                                  YARON SHEINMAN

                                                             Page 52 of 91 Pages

                                                   THE EMERGING MARKETS
                                                   TELECOMMUNICATIONS FUND, INC.


                                                   By:__________________________
                                                   Name:
                                                   Title:




                                                   EMV CTSL LLC


                                                   By:__________________________
                                                   Name:
                                                   Title:



                                                   CLAL (ISRAEL) LTD.


                                                   By:__________________________
                                                   Name:
                                                   Title:




                                            CLAL INDUSTRIES AND INVESTMENTS LTD.


                                            By:_________________________________
                                            Name:
                                            Title:




                                             STI VENTURE FUND LTD.


                                                   By:__________________________
                                                   Name:
                                                   Title:

                                                             Page 53 of 91 Pages


                                                   ADASHA PROJECT INITIATION
                                                   DEVELOPMENT (TA) LTD.


                                                   By:__________________________
                                                   Name:
                                                   Title:




                                                 SHREM, FUDIM, KELNER & CO. LTD.


                                                 By:____________________________
                                                 Name:
                                                 Title:




                                                   DS FOUNDERS GROUP L.P.


                                                   By:__________________________
                                                   Name:
                                                   Title:




                                           THE CANADA ISRAEL OPPORTUNITY FUND II


                                           By:__________________________________
                                           Name:
                                           Title:




                                                   THE KAHANOFF FOUNDATION


                                                   By:__________________________
                                                   Name:
                                                   Title:

                                                             Page 54 of 91 Pages


                                              LEADER HOLDINGS & INVESTMENTS LTD.



                                              By:_______________________________
                                              Name:
                                              Title:






                                                   _____________________________
                                                   ITZHAK SHREM





                                                   _____________________________
                                                   ITAMAR PATISHI